Exhibit 99.1

December 29, 2004

Beth Copeland - Media (317) 269-1395 William J. Brunner - Shareholders & Analysts (317) 269-1614

FOR IMMEDIATE RELEASE

First Indiana Corporation to Host Conference Call on January 20

INDIANAPOLIS - First Indiana Corporation will review year-end 2004 results in a conference call for investors and analysts on Thursday, January 20, 2005, beginning at 8:00 a.m. EST. Marni McKinney, Vice Chairman and Chief Executive Officer; Robert Warrington, President and Chief Operating Officer; and William J. Brunner, Chief Financial Officer, will host the call.

To participate, please call (800) 278-9857 and ask for First Indiana year-end 2004 earnings. A replay of the call will be available from 11:00 a.m. EST on Thursday, January 20, through midnight, Thursday, January 27, 2005. To hear the replay, call (800) 642-1687 and use conference ID: 3147321.

A copy of First Indiana’s news release announcing its earnings is scheduled to be available on the company’s website, http://www.firstindiana.com, under the “Investor Relations” section the evening of Wednesday, January 19, 2005.

First Indiana Corporation (Nasdaq: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis. Founded in 1915, First Indiana Bank is a national bank with 32 offices in Central Indiana. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.